Exhibit 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into on December 28, 2015 by and between Korn/Ferry International, a Delaware corporation (the “Company”), and Robert Rozek (“Executive”).

WHEREAS, the Company and Executive are parties to an Employment Agreement dated as of February 6, 2012 (the “Agreement”);

WHEREAS, the Company and Executive wish to amend the Agreement as set forth herein; and

WHEREAS, Section 18 of the Agreement provides that no provision of the Agreement may be amended unless such amendment is agreed to in writing and signed by Executive and an authorized officer of the Company;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows, effective (except as set forth in paragraph 2 below) on the date hereof:

1. Section 3 of the Agreement is amended by deleting “Executive Vice President and Chief Financial Officer” therefrom and inserting “Executive Vice President, Chief Financial Officer and Chief Corporate Officer” in its place.

2. The first sentence of Section 4(a) of the Agreement is amended to read in its entirety as follows, effective as of December 1, 2015: “Executive shall be entitled to receive a base salary of $49,916.67 per month (his “Base Salary”) ($575,000 on an annualized basis, his “Annual Base Salary”), paid in accordance with the Company’s regular payroll practices.”

3. The first paragraph of Section 6(d) of the Agreement is amended by deleting “a pro rata portion of Executive’s target annual cash incentive award established for the fiscal year in which Executive’s employment terminates (based on the number of days of Executive’s actual service to the Company during such fiscal year)” therefrom and inserting in its place “a pro rata portion of Executive’s annual cash incentive award that Executive would have received for the fiscal year in which Executive’s employment terminates (based on the Company’s actual performance over the entire year and the number of days of Executive’s actual service to the Company during such fiscal year), which pro rata portion will be payable to Executive at the same time bonuses are paid to executives generally for the applicable fiscal year.”

4. Section 6(d)(5) of the Agreement is amended by deleting “and the Company’s performance during such period had been at the target level of performance” and inserting in its place “and the Company’s performance during such period had been at the level of the Company’s actual performance during the period.”

5. Section 6(d)(5) of the Agreement is amended by adding the following at the end of the first sentence thereof: “, and such Performance Shares and/or cash awards will be payable to Executive at the same time the Performance Shares and/or cash awards are paid to executives generally for the applicable performance period.”

6. Section 6(f)(5) of the Agreement is amended by deleting “and the Company’s performance during such period had been at the target level of performance” and inserting in its place “and the Company’s performance during such period had been at the level of the Company’s actual performance during the period.”

7. Section 6(f)(5) of the Agreement is amended by adding the following at the end of the first sentence thereof: “, and such Performance Shares and/or cash awards will be payable to Executive at the same time the Performance Shares and/or cash awards are paid to executives generally for the applicable performance period.”

8. Except as set forth herein, the Agreement shall continue in full force and effect in accordance with its terms, and all questions concerning the construction, validity and interpretation of this Amendment and the Agreement shall be construed and governed in accordance with the laws of California, without reference to the principles of conflict of laws thereof.

9. This Amendment may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

KORN/FERRY INTERNATIONAL

/s/ Gary D. Burnison
By: Gary D. Burnison
Its: Chief Executive Officer

ROBERT ROZEK

/s/ Robert Rozek

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